As filed with the Securities and Exchange Commission on _________, 2009

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of l933

                               CEL-SCI CORPORATION

               (Exact name of issuer as specified in its charter)

           Colorado                                            84-0916344
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                          Identification No.)

               8229 Boone Blvd., Suite 802
               Vienna, Virginia                                22182
         ----------------------------------------           -----------
         (Address of Principal Executive Offices)           (Zip Code)

                          Incentive Stock Option Plans
                        Non-Qualified Stock Option Plans
                                Stock Bonus Plans
                        --------------------------------
                              (Full Title of Plan)

                                Geert R. Kersten
                               CEL-SCI Corporation
                           8229 Boone Blvd., Suite 802
                             Vienna, Virginia 22182
                   -----------------------------------------
                     (Name and address of agent for service)

                                 (703) 506-9460
                    ---------------------------------------
         (Telephone number, including area code, of agent for service)

  Copies of all communications, including all communications sent to agent for service to:

                             William T. Hart, Esq.
                                 Hart & Trinen
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE
                                           Proposed      Proposed
Title of                                    maximum       maximum
securities                    Amount        offering     aggregate   Amount of
 to be                        to be          price       offering   registration
registered                 registered (1)  per share (2)   price        fee
--------------------------------------------------------------------------------

Common Stock issuable
pursuant to 2007 Incentive
Stock Option Plan             1,000,000        $1.76     $1,760,000    $    99

Common Stock issuable
pursuant to 2007 Non-Qualified
Stock Option Plan             1,000,000        $1.76     $1,760,000    $    99

Common Stock issuable
pursuant to 2007 Stock
Bonus Plan                    1,000,000        $1.76     $1,760,000    $    99

Common Stock issuable
pursuant to 2008 Incentive
Stock Option Plan             1,000,000        $1.76     $1,760,000    $    99

Common Stock issuable
pursuant to 2008 Non-Qualified
Stock Option Plan             1,000,000        $1.76    $1,760,000     $    99

Common Stock issuable
pursuant to 2008 Stock
Bonus Plan                    1,000,000        $1.76    $1,760,000     $    99

Common Stock issuable
pursuant to 2009 Incentive
Stock Option Plan             5,000,000        $1.76    $8,800,000     $   491

Common Stock issuable
pursuant to 2009 Non-Qualified
Stock Option Plan            15,000,000        $1.76   $26,400,000     $ 1,473

Common Stock issuable
pursuant to 2009 Stock
Bonus Plan                    2,000,000        $1.76    $3,520,000     $   197

Common Stock issuable
pursuant to Stock Compensation
Plan                          4,000,000        $1.76    $7,040,000     $   393

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Stock Bonus Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock. The shares subject to this Registration Statement are shares granted pursuant to the Company's Stock Bonus Plans all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of the Company's common stock on ________, 2009.

                               CEL-SCI CORPORATION

              Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)
Item
 No.     Form S-8 Caption                               Caption in Prospectus
-----    ----------------                               ---------------------

  1.     Plan Information

         (a)  General Plan Information             Stock Option and Bonus Plans

         (b)  Securities to be Offered             Stock Option and Bonus Plans

         (c)  Employees who may Participate        Stock Option and Bonus Plans
              in the Plan

         (d)  Purchase of Securities Pursuant      Stock Option and Bonus Plans
              to the Plan and Payment for
              Securities Offered

         (e)  Resale Restrictions                  Resale of Shares by
                                                   Affiliates

         (f)  Tax Effects of Plan                  Stock Option and Bonus Plans
              Participation

         (g)  Investment of Funds                  Not Applicable.

         (h)  Withdrawal from the Plan;            Other Information Regarding
              Assignment of Interest               the Plans

         (i)  Forfeitures and Penalties            Other Information Regarding
                                                   the Plans

         (j)  Charges and Deductions and           Other Information Regarding
              Liens Therefore                      the Plans

2.       Registrant Information and Employee       Available Information,
         Plan Annual Information                   Documents Incorporated by
                                                   Reference

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference
------------------------------------------------

     The following documents filed with the Commission by CEL-SCI (Commission File No. 0-11503) are incorporated by reference into this prospectus:

     (1)  Annual  Report on Form 10-K for the fiscal  year ended  September  30,
          2008.

     (2)  Proxy Statement relating to its March 3, 2008 shareholders' meeting.

     (3)  Report on Form 8-K filed on December 9, 2008.

     (4)  Report on Form 10-Q for the three months ended December 31, 2008.

     (5)  Report on Form 8-K filed January 6, 2009.

     (6)  Report on Form 8-K filed March 12, 2009.

     (7)  Report on Form 8-K filed April 1, 2009.

     (8)  Report on form 10-Q for the three months ended March 31, 2009.

     (9)  Report on Form 8-K filed on June 25, 2009.

     (10) Report on Form 8-K filed on June 29, 2009.

     (11) Report on Form 8-K filed on July 2, 2009.

     (12) Report on Form 8-K filed on August 5, 2009.

     (13) Report on Form 10-Q for the three months ended June 30, 2009.

     (14) Report on Form 8-K filed on August 21, 2009.

     (15) Report on Form 8-K/A filed on August 28, 2009.

     (16) Report on Form 8-K filed on September 17, 2009.

     (17) Report on Form 8-K filed on September 21, 2009.

      All documents filed with the Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by CEL-SCI to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

      CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

Item 4 - Description of Securities
----------------------------------

         Not required.

Item 5 - Interests of Named Experts and Counsel
-----------------------------------------------

         Not Applicable.

Item 6 - Indemnification of Directors and Officers
--------------------------------------------------

      The Bylaws of the Company provide in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 - Exemption for Registration Claimed
-------------------------------------------

    Not Applicable

Item 8 - Exhibits
-----------------

4  -  Instruments Defining Rights of
         Security Holders

  (a) - Common Stock                        Incorporated by reference to Exhibit
                                            4(a) of the Company's  Registration
                                            Statements on Form S-l, File Nos.
                                            2-85547-D and 33-7531.

  (b) - 2007 Incentive Stock Option Plan    __________________________________

  (c) - 2007 Non-Qualified Stock
        Option Plan                         __________________________________

  (d) - 2007 Stock Bonus Plan               __________________________________

  (e) - 2008 Incentive Stock Option Plan    __________________________________

  (f) - 2008 Non-Qualified Stock
        Option Plan                         __________________________________

  (g) - 2008 Stock Bonus Plan               __________________________________

  (h) - 2009 Incentive Stock Option Plan    __________________________________

  (i) -  2009 Non-Qualified Stock
         Option Plan                        __________________________________

  (j) -  2009 Stock Bonus Plan              __________________________________

  (k) - Stock Compensation Plan             __________________________________

5 - Opinion Regarding Legality              __________________________________

 l5 - Letter Regarding Unaudited Interim
    Financial Information                   None

 23 - Consent of Independent Public
        Accountants and Attorneys           __________________________________

 24 - Power of Attorney                     Included in the signature page of
                                            this Registration Statement

  99 - Additional Exhibits
    (Re-Offer Prospectus)                   __________________________________

Item 9 - Undertakings
---------------------

    (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

               Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934.

              (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Maximilian de Clara and Geert R. Kersten, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, State of Virginia, on September 29, 2009.

                               CEL-SCI CORPORATION

                                       By:/s/ Maximilian de Clara
                                          ----------------------------------
                                             Maximilian de Clara, President

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                   Date

/s/ Maximilian de Clara          Director and President    September 29, 2009
-------------------------
Maximilian de Clara

/s/ Geert R. Kersten             Director, Principal       September 29, 2009
-------------------------
Geert R. Kersten                 Financial Officer and
                                 Chief Executive Officer

/s/ Alexander G. Esterhazy       Director                  September 29, 2009
-------------------------
Alexander G. Esterhazy

/s/ C. Richard Kinsolving        Director                  September 29, 2009
-------------------------
C. Richard Kinsolving, Ph.D.

/s/ Peter R. Young               Director                  September 29, 2009
-------------------------
Peter R. Young, Ph.D.

                                    FORM S-8

                              CEL-SCI Corporation
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22182


                                    EXHIBITS